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                                                                     EXHIBIT 3.2















                                     BYLAWS

                                       OF

                     UNITED STATES TELECOMMUNICATIONS, INC.





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                                   BYLAWS OF
                     UNITED STATES TELECOMMUNICATIONS, INC.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I     OFFICES............................................................................-2-

ARTICLE II    SHAREHOLDERS' MEETINGS.............................................................-2-
     2.1.     Annual Meeting.....................................................................-2-
     2.2.     Special Meetings...................................................................-2-
     2.3.     Place..............................................................................-2-
     2.4.     Notice.............................................................................-2-
     2.5.     Voting; Quorum; Adjournment........................................................-3-
     2.6.     Action Without Meeting.............................................................-3-
     2.7.     Proxies............................................................................-3-

ARTICLE III   DIRECTORS..........................................................................-3-
     3.1.     Management.........................................................................-3-
     3.2.     Number; Election; Quorum; Voting...................................................-4-
     3.3.     Vacancies..........................................................................-4-
     3.4.     Removal............................................................................-4-
     3.5.     Meetings...........................................................................-4-
     3.6.     Action Without Meeting.............................................................-5-

ARTICLE IV    OFFICERS...........................................................................-5-
     4.1.     General Provisions.................................................................-5-
     4.2.     President..........................................................................-5-
     4.3.     Secretary..........................................................................-5-
     4.4.     Treasurer..........................................................................-6-
     4.5.     Assistant Officers.................................................................-6-
     4.6.     Vice Presidents....................................................................-6-

ARTICLE V     CAPITAL STOCK......................................................................-6-
     5.1.     Certificates.......................................................................-6-
     5.2.     Transfer of Shares.................................................................-7-

ARTICLE VI    CORPORATE SEAL.....................................................................-7-

ARTICLE VII   AMENDMENT..........................................................................-7-
     7.1.     Adoption of Bylaws; Amendments Thereof.............................................-7-
     7.2.     New Bylaws; Amendment..............................................................-7-

ARTICLE VIII  INDEMNIFICATION....................................................................-7-
     8.1.     Definitions........................................................................-7-
     8.2.     Authority to indemnify.............................................................-8-
     8.3.     Advance for Expenses...............................................................-9-
     8.4.     Determination and authorization of indemnification................................-10-
     8.5.     Application to Court for indemnification or advancement of expenses...............-11-

                                    BYLAWS OF

                     UNITED STATES TELECOMMUNICATIONS, INC.


                                    ARTICLE I

                                     OFFICES

         The Corporation shall at all times maintain a registered office in the State of Florida and a registered agent at that address but may have other offices located within or without the State of Florida.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         2.1. ANNUAL MEETING. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held at such time and place and on such date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or any holder or holders of at least fifty percent (50%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3. PLACE. Annual or special meetings of shareholders may be held within or without the State of Florida.

         2.4. NOTICE. Notice of annual or special shareholders' meetings stating the place, day and hour of the meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting. Notice may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail to the address shown in the Corporation's current record of shareholders. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of an annual meeting need not state the purpose of the meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. A shareholder's attendance at a meeting:

                  (a) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and



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                  (b)      Waives objection to consideration of a particular
         matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5. VOTING; QUORUM; ADJOURNMENT. Except as otherwise provided by law or by the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Shares entitled to vote as a separate "voting group," as such term is defined in the Florida Business Corporation Act, may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on any matter by each voting group shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is present, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the Articles of Incorporation, these Bylaws, or applicable law. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         2.6. ACTION WITHOUT MEETING. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all of the holders of outstanding stock of each voting group entitled to vote thereon. The action must be evidenced by one or more unanimous written consents describing the action taken, signed by all of the shareholders entitled to vote with respect to such matter, delivered to the corporation for inclusion in the minutes or filing with the corporate records and must otherwise comply with all requirements of law pertaining to such consents. Such a consent has the effect of a meeting and may be described as such in any document.

         2.7. PROXIES. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period.

                                   ARTICLE III

                                    DIRECTORS

         3.1. MANAGEMENT. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation, these Bylaws, or agreements among the shareholders which are otherwise lawful.


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         3.2.     NUMBER; ELECTION; QUORUM; VOTING. The Board of Directors shall be comprised of five members or such other number as shall be fixed from time to time by resolution of the Board of Directors. Except with respect to directors elected to fill a vacancy, directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one (1) year and until their successors are elected. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. The Board of Directors may elect from its membership a Chairman to preside at meetings of the Board of Directors.

         3.3. VACANCIES. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                  (a)      The shareholders may fill the vacancy;

                  (b)      The Board of Directors may fill the vacancy; or

                  (c) If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Any such director elected to fill a vacancy shall be elected for the unexpired term of the director whose place has become vacant.

         3.4. REMOVAL. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the total number of outstanding shares of stock of the Company entitled to vote thereon that are present or represented at a special shareholders' meeting called for that purpose, voting together as a single class. At the same meeting in which the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as provided in this Section 3.4, directors shall not be subject to removal.

         3.5. MEETINGS. The directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the directors may be called at any time by the President or by any director, on five
(5) days' notice to each director, which notice shall specify the date, time, and place of the meeting. Notice may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail or private carrier. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not


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thereafter vote for or assent to action taken at the meeting. Unless the
Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         3.6. ACTION WITHOUT MEETING. Unless the Articles of Incorporation provide otherwise, action required or permitted by this chapter to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such a consent has the effect of a meeting and may be described as such in any document.

                                   ARTICLE IV

                                    OFFICERS

         4.1. GENERAL PROVISIONS. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Any two or more offices may be held by the same person. Unless otherwise provided in the resolutions electing or appointing them, each officer shall serve until the earlier of his resignation, removal from office, death, or election of his successor.

         4.2. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active management of the operations of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation. The President of the Corporation may vote, endorse for transfer, or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this Corporation, and may make, execute, and deliver any proxy, waiver, or consent with respect thereto.

         4.3. SECRETARY. The Secretary shall keep minutes of all meetings of the shareholders and directors; shall have charge of the minute books, stock books and seal of the Corporation; shall be responsible for authenticating records of the Corporation; and shall perform such other duties and have other powers as may from time to time be delegated to him by the President or the Board of Directors.

         4.4. TREASURER. The Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the President, and shall perform such other duties and have


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such other powers as may from time to time be delegated to him by the President or Board of Directors.

         4.5. ASSISTANT OFFICERS. Assistants to the Secretary and Treasurer may be appointed by the President or by the Board of Directors and shall have such duties as shall be delegated to them by the President or the Board of Directors.

         4.6. VICE PRESIDENTS. The Corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1. CERTIFICATES. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation. Each certificate representing shares shall set forth upon the face thereof the following:

                  (a)      the name of this Corporation;

                  (b) that the Corporation is organized under the laws of the State of Florida;

                  (c) the name or names of the person or persons to whom the certificate is issued; and

                  (d) the number and class of shares, and the designation of the series, if any, which the certificate represents.

     If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights must be summarized on the front or back of each certificate, or the Certificate must include a conspicuous statement that the Corporation will furnish upon request a full statement of this information without charge. Each certificate shall be signed, either manually or in facsimile, by the President alone or the President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         5.2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made in the share records of the Corporation upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed).


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                                   ARTICLE VI

                                 CORPORATE SEAL

     The Corporation may have a seal in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.

                                   ARTICLE VII

                                    AMENDMENT

         7.1. ADOPTION OF BYLAWS; AMENDMENTS THEREOF. Bylaws of the Corporation may be adopted only by a majority vote of the Board of Directors. Bylaws may be amended or repealed only by (a) a majority vote of the Board of Directors, except that any amendment to or repeal of Section 3.4 and Article VIII of these Bylaws shall require an affirmative vote of at least three-fourths of the Board of Directors or (b) the affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of the stock of the Company entitled to vote thereon, voting together as a single class, that is present in person or by proxy at any regular or special meeting of the shareholders, the notice of which expressly states that the proposed amendment or repeal is to be considered at the meeting.

         7.2. NEW BYLAWS; AMENDMENT. Any purported amendment to these Bylaws which would add hereto a matter not covered herein prior to such purported amendment shall be deemed to constitute the adoption of a Bylaws provision and not an amendment to the Bylaws.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1. DEFINITIONS. As used in this Article, the following terms shall have the following meanings:

                  (a) "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same


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         position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                  (b)      "Other enterprises" includes employee benefit plans;

                  (c) "Expenses" includes counsel fees, including those for appeal;

                  (d) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                  (e) "Proceeding" includes any threatened pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                  (f)      "Agent" includes a volunteer;

                  (g) "Serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                  (h) "Not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         8.2.     AUTHORITY TO INDEMNIFY.

                  (a) Except as otherwise provided in this Section, the Corporation (i) shall indemnify any person who was or is a director of the Corporation and was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and (ii) may indemnify any other person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no


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



         reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation (i) shall indemnify any person who was or is a director of the Corporation and who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and (ii) may indemnify any other person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a director of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. To the extent that an officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he may be indemnified against expenses actually and reasonably incurred by him in connection therewith.


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




         8.3.     ADVANCE FOR EXPENSES.

                  (a) Expenses incurred by a director in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by an officer in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

                  (b) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and a Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                           (i) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
                           (ii) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;
                           (iii) In the case of a director, a circumstance under which the liability provisions for unlawful distributions are applicable; or
                           (iv) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                  (c) Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.


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




         8.4.     DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (a) Any indemnification under subsection 8.2 (a) or subsection 8.2(b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has net the applicable standard of conduct set forth in subsection 8.2(a) or subsection 8.2(b). Such determination shall be made:

                           (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;
                           (ii) If such a quorum is not obtainable or even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;
                           (iii)    By independent legal counsel:

                                    l.       Selected by the Board of Directors
                                             prescribed in paragraph (i) or the
                                             committee prescribed in paragraph
                                             (ii); or
                                    2.       If a quorum of the directors cannot
                                             be obtained for paragraph (i) and
                                             the committee cannot be designated
                                             under paragraph (ii), selected by
                                             majority vote of the full Board of
                                             Directors (in which directors who
                                             are parties may participate); or
                           (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  (b) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection 8.4(a)(iii) shall evaluate the reasonableness of expenses and may authorize indemnification.

         8.5.     APPLICATION TO COURT FOR INDEMNIFICATION OR ADVANCEMENT OF
EXPENSES.

                  (a) Unless the Corporation's articles of in Corporation provide otherwise, notwithstanding the failure of a Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred


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


         in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                           (i) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection 8.2(c), in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;
                           (ii) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to subsection 8.3(b); or
                           (iii) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection, 8.2(a), subsection 8.2(b), or subsection 8.3(b).

 .
















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